UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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VONAGE HOLDINGS CORP.

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Communicating with our Developers - Ericsson to acquire Vonage

A note from: Savinay Berry EVP, Product & Engineering

Dear DevRel Team Members,

As you know, earlier today we announced an agreement to be acquired by Ericsson, furthering our vision to accelerate the world’s ability to connect.

Together, we will spearhead the creation of a global network and communications platform for open innovation. With Ericsson, Vonage will benefit from increased investment into R&D and even greater opportunities to create value for millions of developers worldwide by putting the power of the 4G and 5G network, along with the Vonage Communications Platform, at their fingertips.

Today, our developers can build powerful solutions using Vonage’s APIs and developer resources through our developer portal. By joining Ericsson, we can deliver even more value and support for our developers enabling them to build new applications to help businesses transform how they work and engage with customers from anywhere in the world.

I hope you are as excited as I am about this news. Attached for your reference is a note that will be distributed today to our developers, explaining the benefits of bringing our companies together, and what to expect as we move forward.

We’ve also created the attached talking points and FAQ documents to help you field developer questions. Note these are for your use only and not for distribution outside of the company.

If you have additional questions that are not covered in these materials, please email VonageFAQ@vonage.com and we will address them as soon as we can.

Thank you for your hard work, dedication and ongoing commitment. As our company and offering grows, let’s keep the momentum going to help our developers, customers and partners succeed. If you would like to further discuss please feel free to reach out to Shuba or me.

Savinay

Visit VERN | Internal use only | Not for distribution to the public

Additional Information and Where to Find It

In connection with the proposed merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY AMENDMENTS THERETO IN THEIR ENTIRETY WHEN FILED WITH THE SEC, AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or upon request by contacting the Company, Investor Relations, via email at ir@vonage.com. The Company’s filings with the SEC are also available on the Company’s website at https://ir.vonage.com/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 26, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 19, 2021. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.

Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding the effects of the proposed acquisition of the Company by Ericsson, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this communication that are not historical facts or information may be forward-looking statements. The forward-looking statements in this communication are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

Developer Talking Points

What was Announced

•	Today Vonage announced that we have entered into an agreement to be acquired by Ericsson, a Swedish multinational networking and telecommunications company.

•	Together, Vonage and Ericsson will further accelerate a shared vision of leading and creating technology and services that are changing the world.

What this Means for you

•	I want to assure you that today’s announcement will have no impact on our day-to-day operations or our relationships with our developers.

•	Today, you build powerful solutions using Vonage’s APIs and developer resources through our developer portal.

•

By joining Ericsson, we will deliver even more value and support for you—our developer community. This will enable you to continue building new applications to help businesses transform how they work and engage with customers from anywhere in the world so they perform better, connect easier and enhance experiences.

•	Together, we will spearhead the creation of a global network and communications platform for open innovation.

•

With Ericsson, Vonage will benefit from increased investment into R&D and even greater opportunities to create value for millions of developers worldwide by putting the power of the 4G and 5G network, along with the Vonage Communications Platform, at their fingertips, enabling the availability of advanced APIs.

•

With access to 4G and 5G network APIs, exposed in a simple and globally unified way, Vonage’s strong developer ecosystem will be able to develop new innovative global offerings. Communication Service Providers will be able to better monetize their investments in network infrastructure by creating new API-driven revenues. Businesses will also benefit from the 5G performance, impacting operational performance, and share in new value coming from applications on top of the network.

•	We remain focused on creating the best developer experience for you, providing you with the tools you need to build the communications solutions of the future.

Next Steps

•

Until the transaction closes, which we expect to occur within the first half of 2022, subject to the approval of Vonage’s shareholders and the satisfaction of customary closing conditions and regulatory approvals, it is business as usual, and Vonage and Ericsson will continue to operate as separate companies.

•	Following the close of the transaction, Vonage will become wholly owned by Ericsson and the company will continue to operate as is under the Vonage brand.

•	Thank you for continuing to share your talents and spirit of innovation with Vonage. We look forward to providing you with even more capabilities to build the communications solutions of the future.

•	As always, if you have any questions, please don’t hesitate to reach out.

Developer FAQ

1. What was announced?

•	Today Vonage announced that we have entered into an agreement to be acquired by Ericsson, a Swedish multinational networking and telecommunications company.

•	Together, Vonage and Ericsson will further accelerate a shared vision of leading and creating technology and services that are changing the world.

2. Who is Ericsson? Why are they the right partner for Vonage?

•	Ericsson is a Swedish multinational networking and telecommunications company headquartered in Stockholm.

•	Founded 145 years ago on the premise that access to communications is a basic human need, Ericsson has continued to deliver ground-breaking solutions and innovative technology for good.

•

Global cellular standards—or Gs—create global ecosystems, enable new waves of innovation and are an engine for economic growth in virtually all sectors that benefit from connectivity. Ericsson has been a leading force developing and contributing to the open standards that make global communications and connections possible.

•	Ericsson has over 100,000 employees around the world, with 26,000 of those dedicated to research and development.

•

Ericsson serves customers, mainly communication service providers, in more than 180 countries in addition to supplying communication infrastructure, services and software to the telecom industry and other sectors.

•	Ericsson’s vision is a world where limitless connectivity improves lives, redefines business and pioneers a sustainable future.

3. How will this transaction benefit Vonage’s developers?

•	Today, you build powerful solutions using Vonage’s APIs and developer resources through our developer portal.

•

By joining Ericsson, we will deliver even more value and support for you—our developer community. This will enable you to continue building new applications to help businesses transform how they work and engage with customers from anywhere in the world so they perform better, connect easier and enhance experiences.

•	Together, we will spearhead the creation of a global network and communications platform for open innovation.

•

With Ericsson, Vonage will benefit from increased investment into R&D and even greater opportunities to create value for millions of developers worldwide by putting the power of the 4G and 5G network, along with the Vonage Communications Platform, at their fingertips, enabling the availability of advanced APIs.

•

With access to 4G and 5G network APIs, exposed in a simple and globally unified way, Vonage’s strong developer ecosystem will be able to develop new innovative global offerings. Communication Service Providers will be able to better monetize their investments in network infrastructure by creating new API-driven revenues. Businesses will also benefit from the 5G performance, impacting operational performance, and share in new value coming from applications on top of the network.

•	The Ericsson-Vonage innovation ecosystem will provide APIs for developers that make it possible to deliver new enhanced applications and services to enterprises and end users.

•

One such example is 5G Network Slicing. It will allow developers to innovate solutions that guarantee user-specific network capability—a virtual dedicated network for specific applications like multi-video streaming and Augmented Reality.

•

Ericsson intends to offer value benefits to the full ecosystem – telecom operators, developers, and businesses – by creating a global platform for open network innovation, built on Ericsson and Vonage’s complementary solutions.

4. Will there be any immediate changes for Vonage partners as a result of this transaction?

•

No. Until the transaction closes, which we expect to occur within the first half of 2022, subject to the approval of Vonage’s shareholders and the satisfaction of customary closing conditions and regulatory approvals, it is business as usual, and Vonage and Ericsson will continue to operate as separate companies.

•	I want to assure you that today’s announcement will have no impact on our day-to-day operations or our relationships with our developers.

•	Today, you build powerful solutions using Vonage’s APIs and developer resources through our developer portal.

•

By joining Ericsson, we will deliver even more value and support for you—our developer community. This will enable you to continue building new applications to help businesses transform how they work and engage with customers from anywhere in the world so they perform better, connect easier and enhance experiences.

•	We remain focused on creating the best developer experience for you, providing you with the tools you need to build the communications solutions of the future.

•	Following the close of the transaction, Vonage will become wholly owned by Ericsson and the company will continue to operate as is under the Vonage brand.

5. Will my point of contact at Vonage change?

•	You can continue to reach out to your usual Vonage point of contact.

6. Where can I find additional information?

•	Details of the transaction can be found in the press release we issued.

•	We will continue to keep you informed as we move through the process to close the transaction.

•	As always, if you have any questions, please feel free to reach out to your usual Vonage point of contact.